As filed with the Securities and Exchange Commission on September 23, 2011

Registration No. 333-173028

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AlphaPoint Technology, Inc.

(Name of Small Business Issuer in its Charter)

Delaware	7372	26-3748249
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

Gary Macleod
CORPDIRECT AGENTS, INC.	5245 Office Park Blvd Suite 102
160 Greentree Drive, Suite 101	Bradenton, FL 34203
Dover, DE 19904	941-896-7848
302-674-4089	941-756-8479 (FAX)
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

Please send copies of all correspondence to:

Diane J. Harrison

Harrison Law P.A.

6860 Gulfport Blvd. S. No. 162

South Pasadena, Florida 33707

(941) 723-7564  (941) 531- 4935  FAX

Approximate date of proposed sale to the public:

This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof.

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

This Post-Effective Amendment to the Registration Statement on Form S-1 (Registration No. 333-173028) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

A Registration Statement on Form S-1, as amended (the “Registration Statement”), was filed by AlphaPoint Technology, Inc. (the “Company”) and was declared effective by the Securities and Exchange Commission on July 27, 2011.  The Registration Statement registered 2,000,000 shares of common stock held by existing shareholders. In addition, the Company offered a total of 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. As of September 23, 2011, the Company closed its offering.  The existing shareholders did not sell any of their common shares.  The Company sold 565,000 common shares in the primary offering. Accordingly, we are deregistering 1,435,000 shares.

SIGNATURES

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Macleod, as his true and lawful attorney-in-fact and agent with full power of substitution and restitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

/s/ Gary Macleod	September 23, 2011
Gary Macleod, President, Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer, Secretary, Treasurer, Director

/s/ Paul Lee Avery	September 23, 2011
Paul Lee Avery, Director

/s/ John Peter Satta	September 23, 2011
John Peter Satta, Director

/s/ Kimberly March Crew	September 23, 2011
K1mberly March Crew, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post effective registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, Florida, on September 23, 2011.

ALPHAPOINT TECHNOLOGY, INC.

/s/ Gary Macleod

Gary Macleod, President, Chief Executive Officer, Chief Financial Officer,

Principal Accounting Officer, Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act of 1933, this post effective registration statement was signed by the following person in the capacities and on the dates stated.

/s/ Gary Macleod	September 23, 2011
Gary Macleod, President, Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer, Secretary, Treasurer, Director

/s/ Paul Lee Avery	September 23, 2011
Paul Lee Avery, Director

/s/ John Peter Satta	September 23, 2011
John Peter Satta, Director

/s/ Kimberly March Crew	September 23, 2011
K1mberly March Crew, Director